SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2017

AEROCENTURY CORP.
(Exact name of Registrant as specified in its charter)

Delaware	94-3263974
(State of Incorporation)	(I.R.S. Employer Identification No.)

000-1036848
(Commission File Number)

1440 Chapin Avenue, Suite 310
Burlingame, CA 94010
(Address of principal executive offices including Zip Code)

650-340-1888
(Registrant's telephone number, including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁯ ☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯⁯ ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⁯⁯ ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯⁯ ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under theExchange Act (17 CFR 240.13e-4(c)

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2017, the Board of Directors of AeroCentury Corp. (the "Company") appointed Karen Rogge to the Board of Directors of the Company.  At the same time, Ms. Rogge was appointed to the Audit Committee of the Board of Directors of the Company.  Ms. Rogge was appointed to a Class II director seat, the term for which expires at the May 2018 Annual Stockholders' Meeting.

Ms. Rogge is currently President of the RYN Group LLC, a management consulting business, providing CFO and strategic advisory services for public and private companies. Previously, Ms. Rogge was CFO & Senior Vice President of Extreme Networks, a leading network solutions company, and prior to that, served as Vice President of Corporate Finance, Treasurer, & Principal Accounting Officer at Seagate Technology. Earlier in her career, she held executive positions at Inktomi and Hewlett Packard.  Ms. Rogge was most recently on the Board of Directors for Alliance Partners360, a private subsidiary of Medicines360, a pharmaceutical company, and was previously a member of the Supervisory (Audit) Committee for the Technology Credit Union.

On June 5,  2017, the Company issued a press release announcing the appointment of Ms. Rogge to the Board of Directors, a copy of which is attached hereto.

Item 9.01 Financial Statements and Exhibits.

 (d)  Exhibit

    99.1   Press Release regarding Appointment of Karen M. Rogge as Director, dated June 5, 2017

AEROCENTURY CORP.

By: /s/ Toni M. Perazzo
Toni M. Perazzo
Sr. Vice President & Chief Financial Officer